EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: February 11, 2016

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Dina Colombo
Name:	Dina Colombo
Title:	CFO

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Dina Colombo
Name:	Dina Colombo
Title:	CFO

CCMP CAPITAL ASSOCIATES, L.P.

By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Dina Colombo
Name:	Dina Colombo
Title:	CFO

CCMP CAPITAL ASSOCIATES GP, LLC

By:	/s/ Dina Colombo
Name:	Dina Colombo
Title:	CFO

CCMP CAPITAL, LLC

By:	/s/ Dina Colombo
Name:	Dina Colombo
Title:	CFO